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Microfilm Number             Filed with the Department of State on Dec 11, 1997
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Entity Number   2075611                 /s/ Yvette Kane
             ---------------  --------------------------------------------------
                                  Secretary of the Commonwealth

                 ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

    In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.  The NAME of the corporation is:  APOLLON, INC.
                                     --------------------------------------

2. The (a) ADDRESS of the corporation's current registered office in this Commonwealth or (b) NAME of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

         c/o Ballard Spahr Andrews & Ingersoll
    (a)  1735 Market Street    Philadelphia   PA      19103     Philadelphia
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         Number and Street        City       State     Zip          County

     (b) c/o:
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              Name of Commercial Registered Office Provider         County

    For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.  The STATUTE by or under which it was incorporated is:  Business Corporation
                                                           ---------------------
Law of 1988, as amended
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4.  The DATE of its incorporation is:  February 6, 1992
                                       --------------------------------

5.  (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

   X     The amendment shall be effective upon filing these Articles of
  ---    Amendment in the Department of State.

         The amendment shall be effective on:                 at
  ---                                        ----------------    --------------
                                                  Date                 Hour

6.  (CHECK ONE OF THE FOLLOWING):

   X     The amendment was adopted by the shareholders (or members) pursuant to
  ---    15 Pa.C.S. Section 1914(a) and (b).

         The amendment was adopted by the board of directors pursuant to 15
  ---    Pa.C.S. Section 1914(c).

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7.  (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

         The amendment adopted by the corporation, set forth in full, is as
  ---    follows:





   X     The amendment adopted by the corporation is set forth in full in
  ---    Exhibit A attached hereto and made a part hereof.

8.  (CHECK IF THE AMENDMENT RESTATES THE ARTICLES):

         The restated Articles of Incorporation supersede the original Articles
  ---    and all amendments thereto.


    IN TESTIMONY WHEREOF, the undersigned corporation has caused these
Articles of Amendment to be signed by a duly authorized officer thereof this
  11th  day of   December  , 1997.
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                                              APOLLON, INC.
                                  ---------------------------------------------
                                         (Name of Corporation)

                                  BY:   /s/ James G. Murphy
                                     ------------------------------------------

                                  TITLE:  Vice President
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                                          2

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                                      EXHIBIT A
                                          TO
                                ARTICLES OF AMENDMENT
                                          OF
                                    APOLLON, INC.

         RESOLVED, that the first paragraph of Article 6 of the Articles of Incorporation, as amended, of Apollon, Inc. be amended and restated to be and read in full as set forth below:

              "6. The aggregate number of shares which the Corporation shall have the authority to issue is 62,900,000 shares, to be divided into two classes consisting of (a) 50,000,000 shares of Common Stock, $.01 par value per share (hereinafter referred to as "Common Stock"), and (b) 12,900,000 shares of Preferred Stock, $.01 par value per share. Effective with the filing of this amendment, each share of Common Stock then issued and outstanding, including any shares owned by the Corporation, shall automatically become 0.4594 fully paid and nonassessable shares of Common Stock, par value $.01 per share without any further action on the part of the holders thereof or this Corporation, which shares shall be included in the 50,000,000 shares of Common Stock herein authorized. No fractional shares shall be issued and any shareholder of record who would otherwise be entitled to a fractional interest shall be paid at a rate equal to the fair market value thereof on the date when this proposed amendment becomes effective, such value to be determined in good faith by the Board of Directors of the Corporation, which determination shall be conclusive."